UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Conexant Systems, Inc.

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Date: Jan. 10, 2011
To: All Employees
From: Scott Mercer
Subject: Conexant to be Acquired by SMSC
Today we announced a definitive agreement to sell our company to Standard Microsystems Corporation (SMSC). Under the terms of the agreement, SMSC will acquire Conexant for $2.25 per share — half in cash and half in stock. The transaction is valued at approximately $284 million including the assumption of our net debt. Completion of the transaction is expected to occur in the first half of calendar 2011 after the satisfaction of regulatory requirements, approval by our stockholders, and other customary closing conditions. This will conclude the final chapter of our history as an independent company and mark the beginning of a new era for our team.
Founded in 1971, SMSC (NASDAQ: SMSC) is a fabless semiconductor company that employs analog and mixed-signal technology to design connectivity solutions for computing, consumer, automotive, and industrial applications. The company is headquartered in New York and has approximately 1,000 employees, with offices and research facilities in North America, Asia, Europe, and India.
Earlier today, SMSC announced financial results for its November-ending third quarter of fiscal 2011 that included record revenues of $107 million, non-GAAP gross margin of 55.4 percent of revenues, and non-GAAP earnings per share of 52 cents. SMSC is also debt-free, with $188.5 million in cash and investments as of November 30, 2010. More information on the company is available at www.smsc.com.
So why did we decide selling our company was the best way forward? Put simply, we’ll be stronger with SMSC than we would have been going it alone. In our industry, size and scope provide significant advantages with customers and suppliers. While we have made outstanding progress across many fronts over the past several years, we have also gotten smaller, which increases business and execution risk. By joining forces with a larger company that shares core competencies in analog and mixed-signal design, possesses a complementary product portfolio, and counts many customers in common, we get the opportunity to take advantage of economies of scale, drive profitable growth, and achieve an even higher level of success over time.
We still have work to do to complete the transaction. Until then, it’s business as usual for all of us.
Once the transaction closes, I will not continue in an executive capacity with the combined company. It’s been an honor and privilege to serve as your leader for nearly three years. During that time, we divested our Broadband Media Processing and Broadband Access businesses, significantly improved our financial and business performance, and completed the financial restructuring of our company. Thank you for your hard work, perseverance, and dedication. Without your efforts, we could not have accomplished what we did.
I am pleased to announce that we expect Sailesh Chittipeddi, currently Conexant president and chief operating officer, to become executive vice president of the combined company when the transaction closes, with responsibility for all product lines, worldwide engineering, and marketing. In his new role, Sailesh will report to Chris King, SMSC president and chief executive officer.
While change can be unsettling, I am convinced selling our company now is the right move at the right time. Prospects for the combined company, expected to have annual revenues in excess of $600 million, are outstanding. Let’s embrace this opportunity with enthusiasm, and remember that our most important ongoing priority — delivering innovative new solutions that contribute to the success of our customers — remains the same.
Chris King will join Sailesh and me for an all-hands meeting with Conexant employees in the U.S. and Europe today at 9:30 a.m. Pacific time, and a meeting with our Asia employees will follow on January 13. We look forward to providing you with more information and answering your initial questions as we prepare to integrate our companies and move toward a bright future together.
Best regards,
Scott
Additional Information About This Transaction
     In connection with the proposed transaction, SMSC will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Conexant and a prospectus of SMSC. The definitive proxy statement/prospectus will be mailed to stockholders of Conexant. Conexant and SMSC urge investors and security holders to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information about the proposed transaction. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by SMSC and Conexant with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and other documents filed by SMSC or Conexant with the SEC relating to the proposed transaction may also be obtained for free by accessing SMSC’s website at www.smsc.com by clicking on the link for “Investor Relations”, then clicking on the link for “SEC Filings” or by accessing Conexant’s website at www.conexant.com and clicking on the “Investors” link and then clicking on the link for “Financial Information” and then clicking on the link for “SEC Filings”.
Participants in This Transaction
     SMSC, Conexant and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from Conexant stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Conexant stockholders in connection with the proposed transaction, including the interests of such participants in the proposed transaction, will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about SMSC’s executive officers and directors in SMSC’s definitive proxy statement filed with the SEC on June 14, 2010. You can find information about Conexant’s executive officers and directors in Conexant’s definitive proxy statement filed with the SEC on December 10, 2010. You can obtain free copies of these documents from SMSC or Conexant, respectively, using the contact information above.
Forward-Looking Statements
     Except for historical information contained herein, the matters set forth in this document are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause Conexant’s actual future results to be materially different from those discussed in the forward-looking statements. These risks and uncertainties include risks relating to the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Conexant stockholders to approve the transaction; a failure to consummate or delay in consummating the merger for other reasons; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; and other risks relating to Conexant’s business set forth in its filings with the SEC.
     Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future. All forward-looking statements speak only as of the date hereof and are based upon the information available to Conexant at this time. Such statements are subject to change, and Conexant does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties are detailed from time to time in Conexant’s reports filed with the SEC. Investors are advised to read Conexant’s Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, particularly those sections entitled “Risk Factors”, for a more complete discussion of these and other risks and uncertainties.